Exhibit 99.1

2002 YEAR-END AND FOURTH QUARTER RESULTS

CONFERENCE CALL

WEDNESDAY FEBRUARY 26, 2003, 10:30 AM EST.

GOOD MORNING, I AM GWEN HARNING OF BTG AND I THANK YOU FOR JOINING US TODAY.

BEFORE I INTRODUCE DR. FASS, PLEASE BEAR WITH ME AS I PROVIDE THE REQUISITE SAFE HARBOR DISCLAIMER.

STATEMENTS IN THIS DISCUSSION CONCERNING OUR BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, PRODUCT DEVELOPMENTS, ANTICIPATED PROFITABILITY, REVENUES, EXPENSES, EARNINGS, OR OTHER FINANCIAL ITEMS; AND STATEMENTS CONCERNING ASSUMPTIONS MADE OR EXPECTATIONS AS TO ANY FUTURE EVENTS, CONDITIONS, PERFORMANCE OR OTHER MATTERS, ARE “FORWARD-LOOKING STATEMENTS” AS THAT TERM IS DEFINED UNDER THE FEDERAL SECURITIES LAWS.  FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN SUCH STATEMENTS.  SUCH RISKS, UNCERTAINTIES AND FACTORS INCLUDE, BUT ARE NOT LIMITED TO, DEVELOPMENT, INTRODUCTION OR CONSUMER ACCEPTANCE OF COMPETING PRODUCTS, CHANGES AND DELAYS IN PRODUCT DEVELOPMENT

PLANS AND SCHEDULES, CUSTOMER ACCEPTANCE OF NEW PRODUCTS, CHANGES IN PRICING OR OTHER ACTIONS BY COMPETITORS, PATENTS OWNED BY US AND OUR COMPETITORS, AND GENERAL ECONOMIC CONDITIONS, AS WELL AS OTHER RISKS DETAILED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

I WOULD NOW LIKE TO INTRODUCE DR. SIM FASS, CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF BIO-TECHNOLOGY GENERAL CORP.

GOOD MORNING AND THANK YOU FOR JOINING US.

TODAY I AM GOING TO FOCUS MY COMMENTS MORE ON OUR OVERALL STRATEGY AND UPDATE YOU ON THE KEY ISSUES, OPPORTUNITIES AND CHALLENGES THAT CONFRONT US, WHEREAS IN THE PAST I HAVE FOCUSED PRIMARILY ON THE FINANCIAL RESULTS.

DURING THIS PRESENTATION I WILL NOTE SOME OF OUR FINANCIAL HIGHLIGHTS, BUT FOR THE DETAILS OF OUR FOURTH QUARTER AND FULL-YEAR 2002 FINANCIAL RESULTS, I REFER YOU TO THE FINANCIAL DISCUSSION IN THIS MORNING’S PRESS RELEASE.

THAT 2002 WAS A CHALLENGING YEAR IS CLEARLY AN UNDERSTATEMENT.  BUT 2002 IS NOW BEHIND US AND I AM PLEASED TO REPORT THAT WE HAVE ESTABLISHED A POSITIVE AND CONSTRUCTIVE RELATIONSHIP WITH GRANT THORNTON, OUR NEW AUDITORS, WHO HAVE NOW BEEN WORKING WITH US SINCE THEIR REVIEW OF OUR THIRD QUARTER IN 2002.

DESPITE THE DIFFICULTIES IN 2002, THERE WERE A NUMBER OF HIGHLY POSITIVE EVENTS THAT RELATED TO THE SUBSTANCE OF OUR BUSINESS AND TO THE EXECUTION OF OUR STRATEGIC PLAN — THE PROGRESS ACHIEVED BY OUR LEAD PRODUCT, OXANDRIN; EXECUTION OF OUR M&A STRATEGY; AND PIPELINE DEVELOPMENT.

BTG TODAY IS VERY MUCH A SPECIALTY PHARMACEUTICAL COMPANY, WITH OPERATIONS NOT ONLY IN THE UNITED STATES AND ISRAEL, BUT ALSO, AS THE RESULT OF OUR ACQUISITION OF ROSEMONT, IN THE UNITED KINGDOM.  ON A 2002 PRO-FORMA BASIS INCLUDING THE ROSEMONT ACQUISITION, 54% OF OUR SALES WERE IN THE UNITED STATES, 21% IN THE UNITED KINGDOM, AND THE REMAINDER IN THE REST OF THE WORLD.

BTG COMMERCIALIZES — ALONE OR THROUGH PARTNERS — DIVERSIFIED SPECIALTY PRODUCTS ON A WORLDWIDE BASIS AND IS DEDICATED TO THE RESEARCH, DEVELOPMENT AND COMMERCIALIZATION OF THERAPEUTIC

AGENTS THAT ADDRESS UNMET MEDICAL NEEDS IN BOTH NICHE AS WELL AS LARGER MARKET SEGMENTS.

WE HAVE SUCCESSFULLY DEVELOPED A DIVERSE PORTFOLIO OF THERAPEUTIC PRODUCTS WITH NINE OF THEM MARKETED IN KEY AREAS AROUND THE WORLD IMMEDIATELY PRIOR TO OUR ACQUISITION OF ROSEMONT, WHICH HAS OVER EIGHTY PRODUCTS MARKETED IN THE UK.  THE ACQUISITION, WHICH WAS IMMEDIATELY ACCRETIVE IN THE FOURTH QUARTER OF 2002, SIGNIFICANTLY ENHANCES OUR POSITION IN SPECIALTY PHARMACEUTICALS.

WE HAVE BEEN PROFITABLE SINCE 1995, WITH THE EXCEPTION OF 2001 WHERE, DUE TO GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, WE TOOK AN ACCOUNTING CHARGE FOR THE IN-PROCESS R&D ACQUIRED WHEN WE ACQUIRED MYELOS THAT YEAR.  WE ANTICIPATE THAT WE WILL CONTINUE TO GROW AS WE MOVE FORWARD.   FURTHER, WE ANTICIPATE THAT OUR ANNUAL GROWTH WILL SUBSTANTIALLY ACCELERATE IF AND WHEN OUR PROPRIETARY PRODUCTS COME ON STREAM.  AT THIS JUNCTURE, WE EXPECT THAT IF PROVEN SAFE AND EFFECTIVE IN CLINICAL TRIALS, OUR CURRENT DEVELOPMENT PRODUCT PIPELINE WILL BE APPROVABLE IN THE 2006 – 2008 TIME FRAME.

OUR OVERALL STRATEGY HAS REMAINED CONSISTENT OVER THE LAST SEVERAL YEARS.  IT IS COMPRISED OF THREE KEY BUILDING BLOCKS THAT I WILL BRIEFLY LIST AND THEN DISCUSS.

THE FIRST IS TO DRIVE MARKET SHARE GROWTH OF OUR COMMERCIALIZED PRODUCTS IN THE U.S., UK AND THE REST OF THE WORLD AND THEREBY MAXIMIZE THEIR POTENTIAL.   WE BELIEVE THOSE PRODUCTS ARE CAPABLE OF GENERATING SIGNIFICANT ONGOING GROWTH AND MAKING AN IMPORTANT CONTRIBUTION TO REVENUES AND EARNINGS.

SECONDLY, IT HAS BEEN AND IS OUR GOAL TO EXECUTE SELECTIVE ACCRETIVE ACQUISITIONS WHENEVER POSSIBLE.  THIS WILL ALLOW US TO FURTHER ENHANCE THE GROWTH OF OUR BASE SPECIALTY PHARMA BUSINESS WHILE ALLOWING US TO ALSO SUPPORT THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

THE THIRD BUILDING BLOCK IS THE DEVELOPMENT OF THOSE HIGH VALUE PROPRIETARY PIPELINE PRODUCTS THAT SATISFY UNMET MEDICAL NEEDS.

THE BALANCE WE HAVE STRUCK, WHICH WE CURRENTLY EXPECT WILL BE OPERATIVE FOR THE NEXT SEVERAL YEARS, IS A DELICATE ONE.  WHILE WE EXPECT THAT WE WILL CONTINUE TO GROW OUR EARNINGS AS A SPECIALTY PHARMACEUTICAL COMPANY, WE ALSO EXPECT THAT OUR GROWTH WILL BE LOWER THAN IT COULD BE IF WE WERE STRICTLY A SPECIALTY PHARMACEUTICAL COMPANY.  THIS IS BECAUSE WE CURRENTLY PLAN TO SPEND APPROXIMATELY 30% OF REVENUES ON R&D IN

2003 AND FOR SEVERAL YEARS THEREAFTER, THUS SUPPORTING OUR DEVELOPMENT COMPANY COMPONENT.

AN R&D INVESTMENT OF THIS MAGNITUDE IS UNUSUAL FOR A SPECIALTY PHARMACEUTICAL COMPANY.  HOWEVER, IF OUR EFFORTS SUCCEED, OVER THE NEXT 3 – 5 YEARS, WE WILL EMERGE AS A COMPANY WITH A STRENGTHENED PORTFOLIO OF COMMERCIAL PRODUCTS AND EVEN GREATER POTENTIAL TO DRIVE GROWTH IN FUTURE YEARS.  REGARDLESS, WE BELIEVE THAT BTG IS A SPECIALTY PHARMACEUTICAL COMPANY THAT IS CAPABLE OF GROWING ITS EARNINGS WHILE AT THE SAME TIME INVESTING IN ITS DEVELOPMENT PIPELINE.

I WOULD NOW LIKE TO ADDRESS IN GREATER DETAIL THE FIRST PART OF OUR STRATEGY, WHICH RELATES TO MAXIMIZING THE COMMERCIAL POTENTIAL OF THE MARKETED PRODUCTS THAT MADE UP OUR BASE BUSINESS PRE ROSEMONT.  OUR LEAD PRODUCT CONTINUES TO BE OXANDRIN.  IN EARLY 2002, WE EXPANDED OUR OWN FIELD FORCE BY APPROXIMATELY 20 PERCENT, WHICH LED TO A DRAMATIC RISE IN THE PRODUCT’S TOTAL PRESCRIPTIONS.  FOR EACH OF THE LAST THREE QUARTERS, PRESCRIPTIONS HAVE SHOWN SEQUENTIAL QUARTER OVER QUARTER GROWTH OF AT LEAST 15%.  AND AS A SIGN OF A STRONG 2003 START, OXANDRIN PRESCRIPTIONS REACHED AN ALL TIME HIGH IN JANUARY 2003.  YEAR OVER YEAR PRESCRIPTION GROWTH WAS 22%, IN PARALLEL WITH YEAR OVER YEAR END USER SALES GROWTH OF 21%.

WE BELIEVE THAT THIS PRESCRIPTION AND END USER GROWTH SHOULD CONTINUE IN 2003 FOR A NUMBER OF REASONS.  UNTIL THE LATTER PART OF 2002, WHEN WE LAUNCHED A 10-MILLIGRAM TABLET, THE ONLY AVAILABLE DOSAGE FORM FOR OXANDRIN WAS A TWO-AND-A-HALF MILLIGRAM TABLET.   DURING THE FOURTH QUARTER OF 2002, APPROXIMATELY 46 PERCENT OF TOTAL OXANDRIN PRESCRIPTIONS WERE WRITTEN AT THE MAXIMUM APPROVED DOSE, THAT IS 20 MILLIGRAMS A DAY TAKEN IN DIVIDED DOSES.   THEREFORE, PATIENTS WHO TOOK 20 MILLIGRAMS A DAY IN DIVIDED DOSES, CONSUMED EIGHT TABLETS A DAY UNTIL THE 10 MILLIGRAM BECAME AVAILABLE.  NOW THEY CAN TAKE A TOTAL OF TWO TABLETS A DAY; ONE 10 MILLIGRAM TABLET TWICE A DAY.   THIS CONVENIENCE SHOULD IMPROVE PATIENT ADHERENCE TO OXANDRIN THERAPY AND MAY CONTRIBUTE TO CONTINUED PRESCRIPTION GROWTH.

THIS YEAR, WITH THE EXPANDED FIELD FORCE NOW IN PLACE, WE ARE TARGETING THE TOP 5,000 PRESCRIBERS OF PRODUCTS FOR THE TREATMENT OF INVOLUNTARY WEIGHT LOSS (“IWL”).  THESE MAY BE INFECTIOUS DISEASE SPECIALISTS WHO TREAT IWL IN AIDS; OR ONCOLOGISTS WHO TREAT IWL IN AGGRESSIVE CANCERS; OR PULMONOLOGISTS WHO TREAT IWL EXPERIENCED BY PATIENTS WITH CHRONIC OBSTRUCTIVE PULMONARY DISEASE, OR OTHERS.  THE SPECIALTIES ARE NOT THE KEY.  WHAT IS KEY IS THE FACT THAT THESE

ARE PHYSICIANS WHO RECOGNIZE THAT INVOLUNTARY WEIGHT LOSS, REGARDLESS OF DISEASE ETIOLOGY, IS A SERIOUS, POTENTIALLY LIFE-THREATENING CONDITION AND THEY ARE COMMITTED TO TREATING IT.

OUR FOCUS IS ON GAINING MARKET SHARE FROM OTHER IWL PRODUCTS.

WE BELIEVE THAT IF PHYSICIANS ARE CHOOSING BETWEEN OXANDRIN AND APPETITE ENHANCERS, SUCH AS MEGACE AND MARINOL, THEY SHOULD CHOOSE OXANDRIN BECAUSE, UNLIKE OXANDRIN, THOSE ALTERNATIVES LEAD TO WEIGHT GAIN THAT IS PRIMARILY WATER AND FAT.  WE BELIEVE THAT OXANDRIN IS PREFERABLE TO SERONO’S SEROSTIM, WHICH THOUGH AN EFFECTIVE WEIGHT GAIN AGENT, IS APPROVED ONLY FOR HIV INVOLUNTARY WEIGHT LOSS, IS MUCH MORE EXPENSIVE THAN OXANDRIN, AND REQUIRES ADMINISTRATION BY INJECTION VERSUS OXANDRIN WHICH IS ORALLY ACTIVE.

A THIRD ACTION WE HAVE TAKEN IS THE ESTABLISHMENT OF DIRECT SALES TO WHOLESALERS.   THIS APPROACH BEGAN WITH THE LAUNCH OF THE 10 MILLIGRAM TABLET, WAS EXPANDED EARLIER THIS YEAR TO INCLUDE DELATESTRYL AND WE ARE IN THE PROCESS OF TRANSITIONING THE 2.5 MILLIGRAM TABLET.  THIS IS BEING DONE MOST IMPORTANTLY TO ALLOW US TO GET CLOSER TO THE END USERS FOR OUR PRODUCT.  WE CURRENTLY PLAN THAT BY THE END OF MARCH OF THIS YEAR, BOTH DOSAGE FORMS WILL BE SOLD DIRECTLY TO WHOLESALERS.

THE PROCESS OF SELLING DIRECT REQUIRES THAT THE ACCREDO INVENTORIES FOR THE 2.5-MILLIGRAM PRODUCT BE REDUCED TO ZERO.  THIS REDUCTION NEGATIVELY IMPACTED OUR 2002 REVENUES.  WE BELIEVE THAT OXANDRIN SALES WILL CONTINUE TO GROW DURING 2003 ALTHOUGH YOU SHOULD EXPECT THAT FIRST QUARTER 2003 OXANDRIN SALES WILL APPROXIMATE THOSE OF THE FOURTH QUARTER 2002, AS THEY WILL BE IMPACTED BY THE COMPLETION OF THE REDUCTION OF THE REMAINING INVENTORY TO ZERO.

OUR HUMAN GROWTH HORMONE IS MARKETED AROUND THE WORLD.  OUR MOST IMPORTANT RELATIONSHIPS ARE IN JAPAN WITH JCR AND, INDIRECTLY, SUMITOMO AND IN EUROPE WITH FERRING.  WE HOPE, BUT CANNOT BE CERTAIN, THAT TEVA, OUR MARKETING PARTNER IN THE UNITES STATES, WILL LAUNCH HUMAN GROWTH HORMONE IN THE US BEFORE THE END OF THE YEAR.

BIO-HEP B IS OUR HEPATITIS B VACCINE, LICENSED TO BERNA BIOTECH AND TO SCIGEN.  THE PRODUCT IS NOW APPROVED IN THREE PACIFIC RIM COUNTRIES AND ISRAEL.  BERNA’S APPROVAL IN EUROPE IS TARGETED FOR 2005.

ARTHREASE IS A HYALURONIC ACID BASED INJECTABLE TO RELIEVE ARTHRITIC KNEE PAIN.  IT IS BEING MARKETING IN EUROPE BY DEPUY, A J&J COMPANY, AND IS AWAITING FDA APPROVAL IN THE UNITED STATES WHERE IT WILL ALSO BE MARKETED BY DEPUY.

BIOLON, OUR HYALURONIC ACID BASED OPHTHALMIC PRODUCT, IS MARKETED AROUND THE WORLD.  IN THE U.S. IT IS MARKETED BY AKORN AND CIBA VISION.

DELATESTRYL, AN INJECTABLE TESTOSTERONE, IS BEING MARKETED BY BTG IN THE U.S. AND EARLIER THIS YEAR, WE BEGAN SELLING DELATESTRYL DIRECTLY TO WHOLESALERS.  WE ARE IN THE PROCESS OF SWITCHING SUPPLIERS AND ARE HOPEFUL THAT DELATESTRYL’S NEW MANUFACTURER WILL BE ABLE TO SUPPLY BY YEAR END.

OUR HUMAN INSULIN HAS BEEN LICENSED TO AKZO NOBEL, BIOTON AND SCIGEN.  AKZO’S DIOSYNTH DIVISION WILL BE MANUFACTURING BULK PRODUCT AND PLANS TO BEGIN SELLING IT AROUND THE WORLD STARTING 2004.  BIOTON IS ALREADY MANUFACTURING AND SELLING OUR INSULIN IN SOME COUNTRIES IN EASTERN EUROPE AND SCIGEN HAS PLANS TO PRODUCE OUR INSULIN IN ITS TERRITORY.

MIRCETTE, AN ORAL CONTRACEPTIVE PRODUCT, IS LICENSED TO THE ORGANON DIVISION OF AKZO.  DESPITE THE INTRODUCTION OF A GENERIC VERSION LAST YEAR BY BARR LABORATORIES, THIS PRODUCT IS DOING BETTER THAN WE HAD ANTICIPATED.

FINALLY, SILKIS, AN ANTI-PSORIASIS PRODUCT, BASED ON VITAMIN D IS LICENSED ON A GLOBAL BASIS TO GALDERMA.  TO DATE, IT IS BEING SOLD IN SEVERAL EUROPEAN COUNTRIES.

IT IS THESE EXISTING PRODUCTS THAT REPRESENT THE FIRST BUILDING BLOCK OF THE COMPANY’S STRATEGY.

THE SECOND BUILDING BLOCK OF OUR STRATEGY IS TO EFFECT ACCRETIVE ACQUISITIONS OF PRODUCTS OR COMPANIES WITH MARKETED PRODUCTS.  THE ROSEMONT ACQUISITION WAS CONCLUDED ON SEPTEMBER 30, 2002.  ROSEMONT IS A UNIQUE COMPANY WITH A LEADING POSITION IN THE RAPIDLY GROWING UK MARKET FOR ORAL LIQUID PRESCRIPTION DRUG FORMULATIONS.  ROSEMONT’S PRODUCTS COMMAND PREMIUM PRICING AND GENERATE ATTRACTIVE GROSS MARGINS THAT APPROXIMATE THOSE ENJOYED BY PATENT PROTECTED PRODUCTS.

PRE-ACQUISITION, ROSEMONT HAD A FIVE-YEAR COMPOUND ANNUAL GROWTH RATE OF APPROXIMATELY 16 PERCENT (ON A LOCAL CURRENCY BASIS) OR APPROXIMATELY TWICE THAT OF THE OVERALL UK PHARMACEUTICAL MARKET.  IT TYPICALLY INTRODUCES FOUR TO SIX NEW ORAL LIQUID FORMULATIONS EVERY YEAR.

WHEN ROSEMONT WAS ACQUIRED, WE STATED THAT WE EXPECTED ROSEMONT TO BE ACCRETIVE TO OUR OWN BASELINE EARNINGS BY AT LEAST TWENTY PERCENT.  WE EXPECT THAT WILL BE THE CASE IN 2003, NOTWITHSTANDING THE EFFECT OF THE $4 MILLION ANNUAL AMORTIZATION OF INTANGIBLES CHARGE IN 2003.  THIS IS A RECURRING $4 MILLION PER YEAR CHARGE THAT WILL CONTINUE FOR A TOTAL OF TWENTY YEARS, INCLUDING 2003.

ROSEMONT PROVIDES US WITH A VALUABLE PRESENCE IN THE UK MARKET AND FURTHER SOLIDFIES BTG’S PRESENCE IN THE SPECIALTY PHARMA SPACE.

ROSEMONT ALSO PROVIDES US WITH AN INCREMENTAL REVENUE STREAM WHILE DIVERSIFYING OUR SALES AND EARNINGS BASE.

ROSEMONT’S TRACK RECORD, AS IT EXISTED, WOULD HAVE PROVIDED AMPLE RATIONALE FOR OUR ACQUISITION.  WHAT WE SAW IN ROSEMONT, THOUGH, WAS AN EVEN LARGER OPPORTUNITY; AN OPPORTUNITY TO EXPAND ROSEMONT’S UK BUSINESS BEYOND THE GERIATRIC POPULATION, PERHAPS TO THE PEDIATRIC MARKET, WHERE ORAL LIQUIDS COULD BE OF OBVIOUS BENEFIT.

EXPANDING ROSEMONT’S BUSINESS BEYOND THE UK IS ANOTHER POTENTIAL OPPORTUNITY.  CURRENTLY, APPROXIMATELY 95 PERCENT OF ROSEMONT’S BUSINESS IS EXCLUSIVELY WITHIN THE UK.  WE THINK THAT

THERE ARE COUNTRIES IN EUROPE WHERE ROSEMONT’S PRODUCTS COULD BE APPROVED AND WE WILL BE EXPLORING THIS.

LAST, BUT CERTAINLY NOT LEAST, THE APPLICATION OF ROSEMONT’S TECHNOLOGY TO OUR OWN PRODUCTS, ESPECIALLY OUR LEAD PRODUCT OXANDRIN, IS ANOTHER OPPORTUNITY THAT WE HAVE BEGUN TO EVALUATE.   PEOPLE WITH AIDS, CANCER PATIENTS, AND THE ELDERLY WOULD OBVIOUSLY BENEFIT FROM THE AVAILABILITY OF AN ORAL LIQUID FORMULATION OF OXANDRIN.

ACCRETIVE TRANSACTIONS -SUCH AS ROSEMONT- REPRESENT THE SECOND BUILDING BLOCK OF OUR OVERALL STRATEGY, WHICH NOW LEADS US TO THE THIRD: THE DEVELOPMENT OF OUR PROPRIETARY PIPELINE PRODUCTS.

LET’S TALK ABOUT EACH IN TURN.

PROSAPTIDE IS A NERVE GROWTH FACTOR PEPTIDE.  THE INDICATION BEING PURSUED IS TREATMENT OF PERIPHERAL NEUROPATHIC PAIN.  THE CLINICAL OBJECTIVE IS TO ACHIEVE PAIN RELIEF WITHOUT THE CENTRAL NERVOUS SYSTEM - RELATED SIDE EFFECTS OF THE THERAPIES AVAILABLE TODAY, SUCH AS NEURONTIN.

OUR PROSAPTIDE PHASE II B CLINICAL SAFETY AND DOSE-RANGING TRIAL WILL STRADDLE BOTH 2003 AND 2004.  WE HOPE WE WILL BE IN PIVOTAL PHASE III TRIALS IN 2005.  THE TARGET POPULATION FOR THIS DRUG EXCEEDS 300,000 INDIVIDUALS IN THE U.S.

MOST OF THE MEDICATIONS USED TODAY TO TREAT NEUROPATHIC PAIN ACT ON THE CENTRAL NERVOUS SYSTEM, ESSENTIALLY SUPPRESSING THE BRAIN’S ABILITY TO SENSE THE INTENSITY OF PAIN STIMULI EMANATING FROM THE PERIPHERAL NERVES AND THEREBY ACHIEVING PAIN REDUCTION.  THE ATTENDANT SIDE EFFECTS OF THESE DRUGS CAN INCLUDE SEDATION, DIZZINESS AND ADDICTION.

WHAT IS BELIEVED TO BE ESPECIALLY UNIQUE ABOUT PROSAPTIDE IS THAT THIS SMALL PEPTIDE APPEARS TO ACT ON THE PERIPHERAL NERVES THEMSELVES TO LESSEN PAIN STIMULI.  THE BRAIN THEREFORE RECEIVES FEWER AND SMALLER SUCH STIMULI AND CONSEQUENTLY PAIN SENSATION IS LESSENED.

THE SIDE EFFECTS OF SEDATION, DIZZINESS AND ADDICTION HAVE, SO FAR, NOT BEEN OBSERVED WITH PROSAPTIDE.  WE HOPE THAT THE PLANNED FUTURE CLINICAL TRIALS WILL PROVE THAT PROSAPTIDE IS AS EFFECTIVE AS EXISTING MEDICATIONS, BUT WITHOUT THEIR SIDE EFFECTS.  IF THIS IS

CONVINCINGLY DEMONSTRATED IN CLINICAL TRIALS, THEN PROSAPTIDE COULD PROVE TO BE A HUGE OPPORTUNITY FOR BTG.

PURICASE IS A GENETICALLY ENGINEERED URICASE ENZYME THAT IS PEGYLATED.  THE CLINICAL INDICATION BEING PURSUED IS TREATMENT OF SEVERE, UNTREATABLE GOUT.  THE OBJECTIVE IS TO REDUCE ABNORMALLY HIGH URIC ACID LEVELS TO WITHIN NORMAL RANGES.  WE ARE COMMENCING A SECOND PHASE ONE STUDY, THIS ONE BEING A SINGLE ESCALATING, INTRA VENOUS DOSE STUDY.

FOR 97 PERCENT OF GOUT PATIENTS, ALLOPURINOL EFFECTIVELY LOWERS URIC ACID LEVELS TO NORMAL.  HOWEVER, THERE IS A POPULATION OF APPROXIMATELY 30,000 INDIVIDUALS IN THE U.S. THAT CANNOT USE ALLOPURINOL.  THEY’RE EITHER ALLERGIC OR RESISTANT TO IT.  THESE FOLKS SUFFER A LOT OF PAIN AS THE URIC ACID DEPOSITS IN THEIR JOINTS AND ALSO PRECIPITATES IN THEIR KIDNEYS.  OTHER THAN USING ANTI-INFLAMMATORY AGENTS, STEROIDS OR PAINKILLERS, NOTHING CAN CURRENTLY BE DONE TO LOWER THE HIGH LEVELS OF URIC ACID IN THESE INDIVIDUALS.

PURICASE CONVERTS URIC ACID INTO ALLANTOIN, WHICH IS A HIGHLY SOLUBLE SUBSTANCE.  THE KIDNEYS OF AFFECTED INDIVIDUALS ARE ABLE TO EASILY ELIMINATE ALLANTOIN, AND, CONSEQUENTLY, URIC ACID LEVELS ARE REDUCED TO NORMAL LEVELS.  IN OUR INITIAL PHASE I STUDY,

A SINGLE ESCALATING DOSE OF PURICASE WAS ADMINISTERED BY SUBCUTANEOUS INJECTION.  WHILE A DOSE-DEPENDENT REDUCTION IN SERUM URIC ACID LEVELS WAS OBSERVED, THERE WERE SKIN HYPERSENSITIVITY REACTIONS IN SOME PATIENTS.  WE BELIEVE THESE MAY BE AVOIDED BY ADMINISTERING THE DRUG INTRAVENOUSLY.  IF OUR SECOND PHASE I STUDY IS SUCCESSFUL, WE SHOULD BE IN POSITION TO INITIATE A PHASE II TRIAL LATER THIS YEAR.

BTG-271 IS A HUMAN MONOCLONAL ANTIBODY.  THE CLINICAL INDICATION WE’RE PURSUING HERE IS THE TREATMENT OF ACUTE MYELOID LEUKEMIA. THE OBJECTIVE IS TO EXTEND THE DURATION OF REMISSION FOR AML PATIENTS.

WE ARE IN THE PROCESS OF COMPLETING PRE-CLINICAL STUDIES AND IF THE DATA FROM THESE STUDIES SUPPORT IT, WE EXPECT BEFORE THE END OF THIS YEAR THAT WE WILL BE ABLE TO FILE AN IND.

THE TARGET ORPHAN POPULATION IS THE 11,000 INDIVIDUALS IN THE U.S. WHO ARE DIAGNOSED ANNUALLY IN THE UNITED STATES AS HAVING AML; ACUTE MYELOID LEUKEMIA.  POSSIBLE FUTURE INDICATIONS ARE MULTIPLE MYELOMA AND SEVERAL OTHER LEUKEMIAS.

THE ANTIBODY BINDS NOT JUST TO AML, MULTIPLE MYELOMA CELLS, ACUTE LYMPHOCYTIC LEUKEMIC CELLS AND CHRONIC LYMPHOCYTIC

LEUKEMIC CELLS BUT ALSO TO LEUKEMIC STEM CELLS.  MOST PROMISING, IT APPEARS NOT TO BIND TO NORMAL STEM CELLS.  THE FULL ANTIBODY WILL BE LINKED TO A CHEMOTHERAPEUTIC AGENT TO EFFECT THE ACTUAL KILLING OF THE LEUKEMIC CELLS.

TO SUMMARIZE:

PROSAPTIDE’S PHASE II STUDIES WILL STRADDLE BOTH 2003 AND 2004 WITH THE PIVOTAL PHASE III TRIALS HOPEFULLY BEGINNING IN 2005.

IF HYPERSENSITIVITY REACTIONS ARE SUCCESSFULLY AVOIDED VIA THE I.V. ROUTE OF ADMINISTRATION, THEN OUR SECOND PHASE I PURICASE STUDY WILL BE COMPLETED AND WE EXPECT THAT OUR PHASE II STUDY WILL BE INITIATED BEFORE THE END OF 2003.

AND BY THE END OF THIS YEAR, WE HOPE TO BE IN POSITION TO FILE AN IND FOR BTG-271, OUR ANTI-LEUKEMIC AGENT.

IT IS IMPORTANT TO ADD THAT WE ARE ALSO IN THE PROCESS OF DEVELOPING TWO BIO-GENERIC PRODUCTS FOR TEVA.  IF THESE PRODUCTS WERE TO BE APPROVED IN THE NEXT SEVERAL YEARS, THEY WOULD CREATE AN IMPORTANT ADDITIONAL REVENUE CONTRIBUTION.  HOWEVER,

IT SHOULD BE NOTED THAT THE PATH TO A GENERIC APPROVAL FOR A BIOLOGICAL PRODUCT REMAINS UNCLEAR, PARTICULARLY IN THE UNITED STATES.

LOOKING BACK AT OUR 2002 EARNINGS RESULTS, WHICH ARE SUMMARIZED IN THIS MORNING’S PRESS RELEASE, LET ME ENUMERATE SEVERAL HIGHLIGHTS.  TOTAL REVENUES REACHED A LEVEL OF $103 MILLION, AN INCREASE OF 9%; PRODUCT SALES REACHED A LEVEL OF $96 MILLION, AN INCREASE OF 10%, AND NET INCOME WAS $ 9.7 MILLION OR 17 CENTS PER SHARE, WELL WITHIN THE GUIDANCE WE GAVE LAST YEAR OF BETWEEN 15 AND 20 CENTS.

WE’VE BEEN PROFITABLE SINCE 1995, WITH THE EXCEPTION OF 2001 DUE TO THE ACQUISITION OF MYELOS THAT YEAR, AND WE’RE CONVINCED THAT WE WILL BE ABLE TO CONTINUE TO GROW REVENUES AS WELL AS EARNINGS OVER THE NEXT 3-4 YEARS.   MOREOVER, IF OUR PROPRIETARY PRODUCTS ARE APPROVED, THAT GROWTH SHOULD SUBSTANTIALLY ACCELERATE.

THE EXECUTION OF OUR OVERALL STRATEGY OF 1) MAXIMIZING CURRENT PRODUCT GROWTH, 2) FURTHER ENHANCING GROWTH THROUGH ACCRETIVE ACQUISITIONS WHILE 3) DEVELOPING OUR PIPELINE PRODUCTS IS A COMPLEX, DYNAMIC UNDERTAKING.

ACCORDINGLY, ALTHOUGH WE EXPECT TO GROW THROUGH THE YEAR, TO FOCUS ON ANY PARTICULAR QUARTER OR EVEN ON A SINGLE YEAR DOES NOT SERVE TO FURTHER OUR OVERALL STRATEGY AND BRING IT TO FRUITION.  FOR THIS REASON, WE ARE PROVIDING THIS OUTLOOK AS OPPOSED TO SPECIFIC EARNINGS GUIDANCE.

OUR OPTIMISM ABOUT THE FUTURE DERIVES IN PART FROM THE ENHANCED MANAGEMENT TEAM THAT WE HAVE PUT IN PLACE.  THAT TEAM IS COMPRISED OF CHRIS CLEMENT, OUR PRESIDENT & COO;  ROBERT SHAW, EXECUTIVE VICE PRESIDENT AND CHIEF ADMINISTRATIVE OFFICER;  DR. DOV KANNER, SENIOR VICE PRESIDENT & COO OF OUR ISRAELI SUBSIDIARY;  ANDRÉ GROENEWEGEN, SENIOR VICE PRESIDENT OF OUR ROSEMONT SUBSIDIARY;  WHIT STEARNS, SENIOR VICE PRESIDENT, CFO & TREASURER;  ERNIE KELLY, SENIOR VICE PRESIDENT, QA/QC AND REGULATORY; AND WILL VERY SOON BE FURTHER ENHANCED BY THE ADDITON OF OUR NEW CHIEF MEDICAL OFFICER.

THERE ARE A NUMBER OF EVENTS THAT WE EXPECT TO MARK THE TEMPO OF 2003 DEVELOPMENTS.  WE WILL HAVE OCCASION TO REPORT TO YOU ON THEM AS THE YEAR PROGRESSES IF AND WHEN THEY OCCUR.

THESE EVENTS INCLUDE:

•                  COMPLETION OF THE CONVERSION TO DIRECT TO WHOLESALER SALES OF OXANDRIN.

•                  PURICASE PHASE I STUDY COMPLETION AND, IF PHASE I PROVES UNEVENTFUL IN TERMS OF SIDE REACTIONS, THE INITIATION OF PHASE II.

•                  INITIATION OF PROSAPTIDE’S PHASE IIB STUDY.

•                  POSSIBLE INTRODUCTION OF OUR GROWTH HORMONE IN THE U.S. IF THE CURRENT LITIGATION IS RESOLVED FAVORABLY.

•                  POSSIBLE FDA APPROVAL OF ARTHREASE AND ITS LAUNCH IN THE U.S. BY DEPUY, A J&J COMPANY.

•                  APPROVAL OF ADDITIONAL INDICATIONS FOR OUR GROWTH HORMONE IN EUROPE.

•                  AND LASTLY, BUT NOT LEAST, POSSIBLE IND FILING FOR BTG-271 BY YEAR-END.

AT THE SAME TIME, WE WILL CONTINUE TO SEEK OUT APPROPRIATE ALLIANCES TO FURTHER ENHANCE AND STRENGTHEN OUR BUSINESS AROUND THE WORLD.

THAT CONCLUDES MY REMARKS AND AT THIS TIME I WOULD LIKE TO OPEN THIS CALL TO QUESTIONS.

QUESTIONS AND ANSWERS

Operator: The first question comes from Paul Woodhouse of Merrill Lynch

Sorry we have a bad connection from Mr. Woodhouse.

The next question comes from Patrick Kent of Boston Co.

Patrick Kent: Hi guys how are you?

Sim Fass: OK

Patrick Kent: I was just wondering if you could walk me through some of the stuff that was not in your press release.  Some of the cash flow numbers.  Can you give me an idea of how accretive you are expecting Rosemont to be and maybe you can break our some growth expectations from Rosemont in 03 now that you’ve had .a chance to look at sort of their official operating plan and then maybe on the R&D expenses, ramping that up, the components of that spent in 03.

SF: OK with me this morning is Whit Stearns SVP and CFO and I’ll ask him to respond to at least some of those.  Perhaps I’ll answer that as well.

Whitney Stearns: Let me start with the question on cash flows.  This year the Company committed roughly $16 million in capital expenditure.  As we look forward that will probably be a bit less in the coming years.  We do see that in 2003 the business will be generating cash to cover both capital expenditures and our obligations to pay debt amortization which we began in Q4 of this year, which were roughly $1 million.

PK: OK can you give me the full year 02 operating cash flow?

WS: I’m sorry I don’t have that right in front of me but I’ll be glad to get back to you after the call.

PK: OK - and Rosemont?

SF: In terms of Rosemont, what we expect over the next several years is essentially the continuation of their historical growth rate of approximately 15%.  If that indeed continues over the next 3, 4, 5 years we will see an approximately $23 million division of BTG grow to between $45-$50 million so it has obviously a very significant impact and the commitment that we made, or the statement that we made that the accretion would be at a minimum 20% is very much in place and beginning this year we will see the Rosemont contribution to our bottom line at a level of at least 20% accretion.

As to your question about the R&D component, it is primarily - and it’s approximately $30 million or so total R&D expense - it is primarily devoted to clinical trials.

Prosaptide, Puricase and the work we are doing with the anti-leukemic agent BTG-271.  It’s very heavily loaded with clinical development.

PK:  It was roughly $30 million on 02, right?

SF: Yes, $33 million rounded.

PK: Yes, OK, but you’re expecting it to go to up to 30% of revenues, is that right?

SF:  In 02 it was approximately 30% of total revenues of $103 million.  It will continue approximately at that level.  We do not expect a disproportionate increase in R&D expense going forward but we’ll continue to spend at this approximate 30% of revenues going forward, so to the extent that that wasn’t clear in what I said…

PK: OK.

SF: And obviously for a specialty pharmaceutical company to be spending 30% of revenues is unusual but we will continue to do that because we are committed and believers in what our pipeline is all about.

PK: Actually, one last question just on Oxandrin.  You know the supply/distribution chain - I just wanted understand now that you’ve seen scripts up 22% in January, now that you’ve sorted through cleaning up the distribution channel.  Is that going to look, should we start to see revenue track the script growth a little more closely?

WS:  I’ll handle that question.  As we exit the latter half probably latter three quarters of 2003 we will expect that.  As we indicated in the call and the press release we see that the first quarter this year sales of Oxandrin will roughly approximate those of the fourth quarter as we do the final transition to the direct to wholesaler model.

PK: OK, OK that’s great.  I might follow up with you guys if I have some more questions.

Operator:  The next question comes from Matt Teplitz/Quaker Capital

MT: In terms of the other parts of your cost structure, your G&A of seventeen and a half million and sales and marketing, what do you anticipate this year?

SF: That’s a question as to what we’re expecting this year?

MT: Yes 03.

SF: Again, we’re not expecting a disproportionate or unusual increase insofar as the percentage is concerned.  I just want to put this in context because we began 2002 by stating that we would in fact spend a lot more on R&D, a lot more on marketing and sales to make sure that the pipeline was being advanced and as importantly that Oxandrin was going to change its slope of growth.  Now clearly Oxandrin did that as a result of the incremental expenses that we devoted in 2002 and we believe that we made some significant headway with our pipeline as well.  We are not proposing that we will be spending disproportionate or larger amounts, incremental amounts in 2003.  We are committed to going back to a growth mode both in terms of total revenues and EPS, so the percentages are likely to be approximately the same.

MT: In G&A you actually were up over $4 million.  Any chance of that being flat to down?

WS:  Let me take a stab at that.  Clearly, two things one needs to focus on that were included in 2002 that were non-recurring was the inclusion of the $1.1 million pension charge that we took at Rosemont in the fourth quarter.  That was clearly a one-time non-recurring item.  One should not annualize that in looking out to next year.  I think that if you were to look at that and some other things that you would probably see as a percentage of sales that as a percentage of sales SG&A is going to be down this year versus last.

MT: So G&A should be down on a percentage basis?

WS: Yes, particularly if one looks at Q4 going out to the future years.

MT: The additional audit expenses are all captured there as well?

WS:  Yes they are.

MT: OK.  So in terms of Oxandrin, I guess you’ve spoken as clearly as you can.  By the end of Q1 and then in Q2 your expectation is that it should begin to track more closely scripts.  To the extent we’re seeing 15/20% script growth, we should start to see that translated to revenues, presumably?

WS:  Yes that is actually very much our operating plan for 2003.

SF:  One of the prescription dynamics that is not in the press release or was not part of my talk, is that if you look at the last seven months in terms of prescriptions, each of the last seven months had prescription growth versus the comparable month of 2001 in [January] 2002 of greater than 30%.  So there’s clearly a renewed resurgent growth in Oxandrin that hopefully now that we’re on a direct basis and once we complete this transition by the end of the first quarter we will begin to see reflected much more clearly in terms of our sales.

MT: .. I mean [for the two quarters] you’re roughly at a $40 million sell-in.  What do you think the dollar sell-through has been recently?

SF: We are not going to provide that guidance although what I can say is that end user sales last year, 2002, reached a level of $70 million between our own efforts and Ross.

We expect that that will obviously continue to grow and will be reflective of the dynamic of the prescription growth.

MT: OK.  Could you speak a little more about Delatestryl?  Your comments are not a function of the expectation that the competitor would return, it’s a supply issue?

SF:  What has happened with Delatestryl is that demand certainly outpaced our own expectations such that by the end of the year we sold approximately $15 million of Delatestryl.  And that puts us in a product availability constraint for 2003.  We are in the process as well since the former manufacturer of the product ceases or has ceased to manufacture it we are transitioning that manufacturing to a new supplier and we hope we will be on stream by the end of the fourth quarter or sometime during the fourth quarter if all goes well.  But it could very well be that we will not be able to meet the full demand that currently exists out there for Delatestryl, the injectable testosterone,

MT:  Do you mean to say be materially below this year’s levels?

SF:  Yes we think that probably we will potentially come July/August not have product available to meet the demand that’s out there.  So until we can have the product back on line with a new supplier the consequences of that are most likely to be that we will have Delatestryl at lower than the $15 million sales, that’s clear.

MT: OK. One last question Whit on the balance sheet.  Do you have a receivables number, inventory number and a total debt number?

WS: Sure.  Receivables at year end were roughly $36 million, inventories about $17 million, and if I comment on the change versus the September number which is the most recent one, inventories were up about a million or so, primarily as we are building some inventories in our Israeli operations, and accounts receivable were up primarily because of the timing of sales within the quarter.  We would expect terms fundamentally, as we transfer to a fully direct to wholesaler sales method the US receivables will benefit from the traditional terms in the US of selling to wholesalers which are normally on a roughly 30 day and you probably collect net 35 for the US business.

MT:  And your total debt, short and long term at year end?

WS:  OK. Just bear with me a second.  I’ll ask my chief accountant to respond to that.

YS: Our total short-term liabilities as of December 31, 2002 are about $46 million, including accounts payable and other account liabilities and long-term liabilities are approximately [$70] million which includes a very unique item this year, a deferred tax liability derived from the acquisition of Rosemont.

MT:  Is there actual debt?

WS:  Matt, yes I’m sorry, let me come back to you on that.  Debt outstanding current portion and long- term was a bit less than $19 million.

MT: OK.  Thank you.

Operator: The next question comes from Paul Woodhouse, Merrill Lynch.

I’m sorry Mr. Woodhouse, we’re having distortion from your line.  We have time for one final question.  It comes from Patrick Kent, Boston Co.  Please state your question.

PK: A quick follow-up.  On the inventory line you did say it was up in the Israeli operations…should we see that actually increase though?  If the A/R benefits from this new model are you guys going to have to build more inventory under this new distribution model?

WS:  I don’t really see a significant change in inventory levels.  The only thing might be the timing as we take various supplies on Oxandrin.  Also, I think over time, depending on the reintroduction of Delatestryl, you would also see some inventory builds but that would only be very late in the year.

PK: OK.  And just on the Teva arrangement.  You are working on two generic biologics.  Could you give us a little more color around that partnership and how recent this was that you’ve been working on these, and is that really expanding, and sort of give us some color on Teva’s interest in this space and that sort of thing?

SF: That relationship has been in place for a couple of years already.

PK:  Right.

SF:  It came about including the human growth hormone relationship.  [……] of Teva’s, our marketing arm in the US, was linked to the development of two generic versions of successful biotech products.   The two companies have chosen not to reveal what those products are.  The hope is and the intentions are that we would position Teva or that Teva would position itself to get these products approved within a timeframe where they could be first or second to the marketplace.  At this point as I said it’s not clear at all, certainly in the US, as to what that path would involve.  Would it be an absolutely full complete NDA package with the attendant clinicals, or would it be something less than that.  The FDA has yet to decide but Teva is committed to moving forward with these two biogenerics.

PK:  OK.  I understand that the relationship’s been there for a while.  I’m just kind of curious, has there been any change at all in their sort of commitment to …or are they feeling this may be more of a possibility in the US?  That’s sort of what I was asking.

SF: I don’t think there’s been a change as far as we’re aware of their commitment to move forward.  We have felt it throughout and we operate accordingly.

PK: OK.  Thanks.

SF:  Thank you.

Operator:  I will now turn the conference back to Dr. Fass for final remarks.

SF:  Thank you operator and thank you all for joining us today.  It’s always good to have an opportunity to talk with you to share the information with you.  We look forward to being able to communicate with you on an ongoing basis as some of these developments hopefully will materialize. And as we begin to translate some of these opportunities into the grwoth we expect will take place during this year.  So I thank you again and have a good day.